UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

VIVEVE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 205 Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 12, 2017, Viveve Medical, Inc. (the “Company”) entered into a waiver (the “Term Loan Agreement Waiver”) to the Term Loan Agreement, dated May 22, 2017 (as amended by the amendment dated as of November 29, 2017) among CRG Servicing LLC (“CRG”), as administrative agent and collateral agent, the lenders from time to time party thereto and Viveve, Inc., as subsidiary guarantor (the “Term Loan Agreement”). The Term Loan Agreement Waiver (among other things) waives certain conditions to subsequent borrowings under the Term Loan Agreement and permits the Company to borrow up to $10,000,000 (the available amount remaining under the Term Loan Agreement) in a single subsequent borrowing.

On December 12, 2017, the Company delivered a notice of borrowing to CRG requesting a borrowing under the Term Loan Agreement in an amount of $10,000,000 to be funded on or about December 29, 2017.

The foregoing description of the Term Loan Agreement Waiver is qualified in its entirety by reference to the full text of the Term Loan Agreement Waiver, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Term Loan Agreement Waiver and subsequent borrowing is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Waiver No. 2 to Loan Agreement, dated December 12, 2017, among Viveve Medical, Inc., CRG Servicing LLC and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Waiver No. 2 to Loan Agreement, dated December 12, 2017, among Viveve Medical, Inc., CRG Servicing LLC and the lenders party thereto.